Exhibit 99.1

Editorial Contact:	Investor Relations Contact:
Thomas Stites	Simon Biddiscombe
Mindspeed Technologies, Inc.	Mindspeed Technologies, Inc.
(949) 579-3650	(949) 579-6283

MINDSPEED® REPORTS FISCAL 2007 THIRD QUARTER RESULTS

Company Returns to Non-GAAP Operating Profitability on Schedule

NEWPORT BEACH, Calif., July 23, 2007– Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced revenues of $33.2 million for the third quarter of fiscal 2007, which ended June 30, 2007, an increase of 8 percent compared to $30.8 million for the second quarter of fiscal 2007 and down 7 percent from the $35.9 million reported for the third quarter of fiscal 2006.

The company’s operating income on a non-GAAP basis was $300 thousand for the third fiscal quarter of 2007 compared to a non-GAAP operating loss of $4.1 million for the second fiscal quarter of 2007.  Presented on a GAAP basis, the operating loss was $1.9 million compared to $7.3 million for the second quarter.

The net loss for the third quarter of fiscal 2007 on a non-GAAP basis was $300 thousand, or $0.00 per share, compared to $4.4 million, or $0.04 per share, for the second fiscal quarter.  Presented on a GAAP basis, the net loss was $2.5 million, or $0.02 per share, compared to $7.6 million, or $0.07 per share, for the second fiscal quarter.  Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

Revenues from high-performance analog (HPA) products increased 15 percent sequentially, contributing 28 percent of total third quarter revenues.  Revenues from multiservice access voice-over-IP (VoIP) solutions were approximately flat sequentially, contributing 28 percent of the total.  Revenues from wide-area networking (WAN) communications products increased 10 percent sequentially, contributing the remaining 44 percent of third quarter revenues.

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Mindspeed Reports Fiscal 2007 Third Quarter Results	2

“I am very proud of the efforts of the entire Mindspeed organization in returning our company to non-GAAP operating profitability, on schedule, in our third quarter of fiscal 2007,” said Raouf Halim, Mindspeed’s chief executive officer.  “We delivered 8 percent sequential revenue growth and our non-GAAP gross margins returned to historical levels this past quarter.  We also achieved our quarterly non-GAAP operating expense target of $22.5 million in the third quarter, a goal we established at the beginning of fiscal 2007.

“Most important, based on the continued strength of our backlog and anticipated ordering trends, we expect to improve our non-GAAP operating profitability in the current fourth fiscal quarter,” Halim said.

Outlook
Mindspeed expects fourth fiscal quarter revenues to be flat to up 5 percent sequentially.  The company expects fourth quarter non-GAAP gross margin and operating expenses to be approximately flat sequentially.

Third Quarter Fiscal 2007 Conference Call
Mindspeed will conduct a conference call to discuss its third quarter fiscal 2007 results this afternoon, Monday, July 23, 2007, at 2:00 p.m. PDT/5:00 p.m. EDT.  To listen to the conference call via telephone, call 866-246-6203 (domestic) or 706-643-1612 (international); password: Mindspeed.  To listen via the Internet, please visit the Investors section of Mindspeed's web site at www.mindspeed.com.  Replay of the conference will be available via telephone two hours after it concludes for 30 days by calling 800-642-1687 (domestic) or 706-645-9291 (international); conference ID: 6843566.  Replay will also be available on Mindspeed’s web site at www.mindspeed.com.

About Mindspeed Technologies®
Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide-area networks.
The company’s three key product families include high-performance analog transmission and switching solutions, multiservice access voice-over-IP processors designed to support voice and data services across wireline and wireless networks and WAN communication products such as T/E carrier transmission devices and ATM/MPLS network processors.

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Mindspeed Reports Fiscal 2007 Third Quarter Results	3

Mindspeed’s products are used in a wide variety of network infrastructure equipment, including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.
To learn more, visit us at www.mindspeed.com.

Safe Harbor Statement
           This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include the information under the heading “Outlook” and other information regarding the company’s expectations, goals or intentions, including, but not limited to, statements regarding trends and future performance of the company’s business units; the company’s ability to maintain or improve non-GAAP operating profitability; expected levels of operating expense; expected demand for the company’s products; backlog and expected ordering activity; and operating results for future periods.  These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements.  These risks and uncertainties include, but are not limited to: market demand for the company’s new and existing products and its ability to increase revenues; the company’s ability to maintain operating expenses within anticipated levels; the company’s ability to reduce its cash consumption; availability and terms of capital needed for the company’s business; constraints in the supply of wafers and other product components from the company’s third-party manufacturers; the company's ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; the company’s ability to attract and retain qualified personnel; successful development and introduction of new products; the company’s ability to obtain design wins and develop revenues from them; pricing pressures and other competitive factors; order and shipment uncertainty; changes in customers’ inventory levels and inventory management practices; fluctuations in manufacturing yields; product defects; and intellectual property infringement claims by others and the ability to protect the company’s intellectual property.  Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended September 30, 2006, as well as similar disclosures in the company’s subsequent SEC filings.  Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Mindspeed Reports Fiscal 2007 Third Quarter Results	4

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended			Nine months ended
	June 30,	Mar. 31,	June 30,	June 30,
	2007	2007	2006	2007	2006

Net revenues	$33,207	$30,758	$35,894	$94,122	$103,707
Cost of goods sold (a)(b)	10,522	10,817	11,195	32,016	31,898
Gross margin	22,685	19,941	24,699	62,106	71,809

Operating expenses:
Research and development (a)	13,871	14,710	15,049	44,181	48,596
Selling, general and administrative (a)	10,835	11,279	11,807	32,907	35,305
Special charges (a) (c)	(104)	1,237	1,053	4,728	2,234
Total operating expenses	24,602	27,226	27,909	81,816	86,135

Operating loss	(1,917)	(7,285)	(3,210)	(19,710)	(14,326)

Other income (expense), net	(439)	(239)	(391)	(1,290)	(767)

Loss before income taxes	(2,356)	(7,524)	(3,601)	(21,000)	(15,093)

Provision for income taxes	163	95	943	455	2,069

Net loss	$(2,519)	$(7,619)	$(4,544)	$(21,455)	$(17,162)

Net loss per share, basic and diluted	$(0.02)	$(0.07)	$(0.04)	$(0.19)	$(0.16)

Weighted-average number of shares used in per share computation	111,826	110,429	106,510	110,212	105,069

(a)	Includes stock-based compensation expense and employer taxes on stock-based compensation.

(b)
Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $1.1 million (June 2007), $0.8 million (March 2007) and $1.1 million (June 2006). For the nine months ended June 30, 2007 and 2006, the favorable effect of such sales was $3.1 million and $3.9 million, respectively.

(c)	Special charges consists of restructuring charges.

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Mindspeed Reports Fiscal 2007 Third Quarter Results	5

MINDSPEED TECHNOLOGIES, INC.

Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three months ended			Nine months ended
	June 30,	Mar. 31,	June 30,	June 30,
	2007	2007	2006	2007	2006

Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$22,804	$20,041	$24,818	$62,434	$72,120
Items excluded from non-GAAP gross margin:
Stock-based compensation	118	97	110	307	285
Employer taxes on stock-based compensation	1	3	9	21	26
Gross margin	$22,685	$19,941	$24,699	$62,106	$71,809

Reconciliation of Non-GAAP Research and Development Expenses to GAAP Research and Development Expenses
Non-GAAP research and development expenses	$13,044	$14,146	$14,238	$42,159	$46,438
Items excluded from non-GAAP research and development expenses:
Stock-based compensation	816	515	785	1,910	2,083
Employer taxes on stock-based compensation	11	49	26	112	75
Research and development expenses	$13,871	$14,710	$15,049	$44,181	$48,596

Reconciliation of Non-GAAP Selling, General and Administrative Expenses to GAAP Selling, General and Administrative Expenses
Non-GAAP selling, general and administrative expenses	$9,474	$9,971	$10,419	$29,361	$32,303
Items excluded from non-GAAP selling, general and administrative expenses:
Stock-based compensation	1,351	1,272	1,335	3,396	2,851
Employer taxes on stock-based compensation	10	36	53	150	151
Selling, general and administrative expenses	$10,835	$11,279	$11,807	$32,907	$35,305

Reconciliation of Non-GAAP Operating Loss to GAAP Operating Loss
Non-GAAP operating (loss)/income	$286	$(4,076)	$161	$(9,086)	$(6,621)
Items excluded from non-GAAP operating loss:
Stock-based compensation	2,285	1,884	2,230	5,613	5,219
Employer taxes on stock-based compensation	22	88	88	283	252
Special charges (d)	(104)	1,237	1,053	4,728	2,234
Operating loss	$(1,917)	$(7,285)	$(3,210)	$(19,710)	$(14,326)

Reconciliation of Non-GAAP Net Loss to GAAP Net Loss
Non-GAAP net loss	$(316)	$(4,410)	$(1,173)	$(10,831)	$(9,457)
Items excluded from non-GAAP net loss:
Stock-based compensation	2,285	1,884	2,230	5,613	5,219
Employer taxes on stock-based compensation	22	88	88	283	252
Special charges (d)	(104)	1,237	1,053	4,728	2,234
Net loss	$(2,519)	$(7,619)	$(4,544)	$(21,455)	$(17,162)

Reconciliation of Non-GAAP Net Loss Per Share to GAAP Net Loss Per Share
Loss per share, basic and diluted:
Non-GAAP net loss	$(0.00)	$(0.04)	$(0.01)	$(0.10)	$(0.09)
Adjustments	(0.02)	(0.03)	(0.03)	(0.09)	(0.07)
Net loss	$(0.02)	$(0.07)	$(0.04)	$(0.19)	$(0.16)

Reconciliation of Non-GAAP Cash Consumption to Net Increase (Decrease) in Cash and Cash Equivalents
Cash consumption	$(2,741)	$(3,351)	$(3,350)	$(9,551)	$(12,203)
Net sales (purchases) of marketable securities	4,500	1,918	9,272	5,031	17,263
Net increase (decrease) in cash and cash equivalents	$1,759	$(1,433)	$5,922	$(4,520)	$5,060

(d)	Special charges consists of restructuring charges.

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Mindspeed Reports Fiscal 2007 Third Quarter Results	6

Non-GAAP Measures

We provide non-GAAP measures as a supplement to financial results based on GAAP.  A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth above under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.”  Investors are encouraged to review this reconciliation.  We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation, employer taxes on stock-based compensation and/or the effects of special charges such as restructuring charges.  We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We use non-GAAP gross margin, research and development expenses, selling, general and administrative expenses, operating loss, net loss, net loss per share and cash consumption internally to evaluate our operating performance and to determine certain components of management compensation.  In addition, we use these non-GAAP measures for internal budgets and forecasts.  We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Non-GAAP gross margin excludes stock-based compensation expense and employer taxes on stock-based compensation.  Non-GAAP research and development expenses, selling, general and administrative expenses, operating loss, net loss and net loss per share exclude stock-based compensation expense, employer taxes on stock-based compensation and special charges.  Non-GAAP cash consumption is the net increase (decrease) in cash and cash equivalents excluding the sales and purchases of marketable securities.

As a result of our adoption of SFAS 123R, “Share-Based Payment” in the first quarter of fiscal 2006, our GAAP statements of operations for periods in fiscal year 2006 include stock-based compensation expense.  We believe that excluding stock-based compensation from non-GAAP measures facilitates a comparison of our results with prior periods and can enhance the understanding of our performance.  We exclude employer taxes on stock-based compensation because we believe it provides a helpful perspective on our operating performance.  We exclude special charges from non-GAAP measures because it includes restructuring charges and other significant discrete items that may not be indicative of our ongoing operations and economic performance.  We provide cash consumption because we believe it is important for investors to understand changes in our total liquidity period to period.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges and stock-based compensation related expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP.  The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies.  We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses.  For complete information on stock-based compensation and special charges, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

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Mindspeed Reports Fiscal 2007 Third Quarter Results	7

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	June 30,	September 30,
	2007	2006
ASSETS
Current Assets
Cash and cash equivalents	$25,456	$29,976
Marketable securities	6,250	11,260
Receivables, net	15,390	14,786
Inventories	16,253	19,008
Other current assets	2,603	3,690
Total current assets	65,952	78,720

Property, plant and equipment, net	12,689	12,961
Other assets	4,742	4,861
Total assets	$83,383	$96,542

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$8,457	$10,639
Deferred revenue	3,720	5,047
Accrued compensation and benefits	6,397	5,038
Restructuring	2,447	1,667
Other current liabilities	4,241	5,449
Total current liabilities	25,262	27,840

Convertible senior notes	44,931	44,618
Other liabilities	569	608
Total liabilities	70,762	73,066

Stockholders' equity	12,621	23,476
Total liabilities and stockholders' equity	$83,383	$96,542

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Mindspeed Reports Fiscal 2007 Third Quarter Results	8

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Cash Flows
(unaudited, in thousands)

	Nine months ended
	June 30,
	2007	2006

Cash Flows From Operating Activities
Net loss	$(21,455)	$(17,162)
Adjustments required to reconcile net loss
to net cash used in operating activities:
Depreciation	3,893	5,241
Stock compensation	5,870	5,592
Inventory provisions	(384)	(612)
Other non-cash items, net	444	341
Changes in assets and liabilities:
Receivables	(568)	(1,143)
Inventories	3,139	(8,919)
Accounts payable	(2,459)	1,519
Deferred revenue	(1,327)	919
Accrued expenses and other current liabilities	1,854	(179)
Other	1,558	42

Net cash used in operating activities	(9,435)	(14,361)

Cash Flows From Investing Activities
Capital expenditures	(3,436)	(2,999)
Net sales of marketable securities	5,031	17,263

Net cash provided by investing activities	1,595	14,264

Cash Flows From Financing Activities
Exercise of options and warrants	3,320	5,157

Net cash provided by financing activities	3,320	5,157

Net increase (decrease) in cash and cash equivalents	(4,520)	5,060
Cash and cash equivalents at beginning of period	29,976	15,335

Cash and cash equivalents at end of period	$25,456	$20,395

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Mindspeed Reports Fiscal 2007 Third Quarter Results	9

MINDSPEED TECHNOLOGIES, INC.

Selected Corporate Data
(unaudited, in thousands)

	Three months ended			Nine months ended
	June 30,	Mar. 31,	June 30,	June 30,
	2007	2007	2006	2007	2006

Gross margin %	68%	65%	69%	66%	69%

Cash provided by (used in):
Operating activities	$(2,025)	$(4,658)	$(3,431)	$(9,435)	$(14,361)
Investing activities	2,886	1,162	7,808	1,595	14,264
Financing activities	898	2,063	1,545	3,320	5,157
Net increase (decrease) in cash	$1,759	$(1,433)	$5,922	$(4,520)	$5,060

Depreciation	$1,304	$1,322	$1,467	$3,893	$5,241
Capital expenditures	1,891	756	1,464	3,713	2,999

Revenues by region:
Americas	$12,538	$11,359	$11,557	$33,916	$36,447
Europe	3,940	3,982	5,941	10,877	12,408
Asia-Pacific	16,729	15,417	18,396	49,329	54,852
	$33,207	$30,758	$35,894	$94,122	$103,707

Revenues by product line:
Multiservice access DSP products	$9,241	$9,318	$8,896	$27,545	$28,733
High-performance analog products	9,408	8,158	11,925	27,360	31,935
WAN communications products	14,558	13,282	15,073	39,217	43,039
	$33,207	$30,758	$35,894	$94,122	$103,707

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